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                                                                      EXHIBIT 11

                       TALX CORPORATION AND SUBSIDIARIES

             Statement Regarding Computation of Earnings Per Share

                      Nine Months Ended December 31, 1997



Basic Earnings Per Share:

Actual shares outstanding - beginning of period                              5,263,455
Weighted average number of common shares issued                                 21,602
                                                                             ---------
Weighted average number of common - end of period                            5,285,057
                                                                             =========

Nine months ended December 31, 1997:
Earnings from continuing operations                                          $ 595,000
Discontinued operations                                                             -
                                                                             ---------
Net earnings                                                                 $ 595,000
                                                                             =========

Basic earnings per common share:
Earnings from continuing operations                                          $     .11
Discontinued operations                                                             -
                                                                             ---------
Net earnings                                                                 $     .11
                                                                             =========


Diluted Earnings Per Share:

Shares outstanding - beginning of period                                     5,263,455
Weighted average number of common shares issued and
     common equivalent shares (1)                                              230,610
                                                                             ---------
Weighted average number of common and
     common equivalent shares outstanding - end of period                    5,494,065
                                                                             =========

Nine months ended December 31, 1997:
Earnings from continuing operations                                          $ 595,000
Discontinued operations                                                             -
Net earnings                                                                 $ 595,000
                                                                             =========

Diluted earnings per common and common equivalent share:
Earnings from continuing operations                                          $     .11
Discontinued operations                                                             -
Net earnings                                                                 $     .11
                                                                             =========

    (1) Common and common equivalent shares issued consist of certain effects of shares issued, stock options and warrants. Common equivalent shares from stock options and warrants have been included in the computation using the treasury stock method.





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